UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  May 12, 2005

                         BARRETT BUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

         4724 S.W. Macadam Avenue
         Portland, Oregon                                    97239
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 220-0988

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 12, 2005, the Board of Directors of Barrett Business Services, Inc. ("BBSI"), elected Michael L. Elich, age 40, as the Company's Vice President and Chief Operating Officer, a newly-created position. Mr. Elich was BBSI's Director of Business Development since joining the Company in October 2001. For more than two years prior to October 2001, Mr. Elich served as Executive Vice President and Chief Operating Officer of Skills Resource Training Center ("SRTC"), a staffing services company with offices in Washington, Oregon, and Idaho.

      BBSI acquired substantially all the assets of SRTC effective January 1, 2004, pursuant to arm's-length negotiations. Mr. Elich owns approximately 14% of the outstanding capital stock of SRTC. BBSI paid $3,000,000 in cash to SRTC for its assets and noncompete agreements with SRTC's shareholders and has also recorded an estimated total of 52,800 shares of BBSI's common stock with a value of $778,000 as of December 31, 2004, for issuance pursuant to earnout provisions included in the acquisition agreement with SRTC.

Item 9.01.  Financial Statements and Exhibits.

      99.1  Press release dated May 16, 2005.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BARRETT BUSINESS SERVICES, INC.



Dated:  May 16, 2005                By:  /s/ Michael D. Mulholland
                                         --------------------------------------
                                         Michael D. Mulholland
                                         Vice President - Finance